                                                                    EXHIBIT 10.1


                               September 24, 2001

Mr. Anthony Nuzzo
22 Chatham Circle
Wellesley, MA 02481

Dear Tony:

         This letter will confirm that, pursuant to the action taken by the Board of Directors of Engage, Inc. ("Engage"), on Thursday, September 20, 2001, notwithstanding anything to the contrary contained in the Executive Retention Agreement dated as of November 7, 2000, by and between Engage and you (the "Retention Agreement"), as a result of your resignation from your positions at Chief Executive Officer and President and as a director of Engage, you will be entitled to receive all of the rights and benefits afforded to you under Section 3A of the Retention Agreement commencing on your last day of employment on September 30, 2001. In addition, you are entitled to receive all of the rights and benefits set forth in that certain letter from Frank B. Campanella to you, dated as of September 10, 2001.

                                Very truly yours,

                                Engage, Inc.

                                By: /s/ Michael K. Baker
                                    ------------------------------------------
                                    Michael K. Baker
                                    Executive Vice President & General Counsel